Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

DECEMBER 31, 2011

BioMed Realty Trust, Inc.	Corporate Communications Contact	www.biomedrealty.com
17190 Bernardo Center Drive	Rick Howe	(858) 485-9840 phone
San Diego, CA 92128	Senior Director, Corporate Communications	(858) 485-9843 fax
richard.howe@biomedrealty.com

TABLE OF CONTENTS

DECEMBER 31, 2011

	Page		Page
Fourth Quarter Highlights	3	Debt Maturities	18
Investor Information	4	Common and Preferred Stock Data	19
Equity Research Coverage	5	Market Summary	20
Financial and Operating Highlights	6	Property Listing - Consolidated Portfolio	21-22
Capitalization Summary	7	Redevelopment and Development	23
Portfolio Summary	8	Property Listing - Unconsolidated Partnerships	24
Consolidated Balance Sheets	9	Lease Expirations	25
Consolidated Statements of Income	10	Expirations by Market	26
FFO	11	10 Largest Tenants	27
AFFO	12	Same Property Analysis	28
Reconciliation of EBITDA	13	Acquisitions	29
Reconciliation of Net Operating Income	14	Leasing Activity	30
Interest Expense	15	Tenant Improvements and Leasing Commissions	31
Coverage Ratios	16	Non-GAAP Financial Measure Definitions	32
Debt Summary	17	Definitions	33

This Supplemental Operating and Financial Data package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; reductions in asset valuations and related impairment charges; risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments, and the ability to refinance indebtedness as it comes due; failure to maintain the company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All dollar amounts shown in this report are unaudited.

This Supplemental Operating and Financial Data package is not an offer to sell or solicitation to buy securities of BioMed Realty Trust, Inc. Any offers to sell or solicitations to buy securities of BioMed Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

2

FOURTH QUARTER HIGHLIGHTS

DECEMBER 31, 2011

•

Generated total revenues for the quarter of $112.4 million, up 7.0% from $105.0 million in the same period in 2010. Rental revenues for the quarter increased by 7.6% to $85.1 million from $79.2 million in the same period in 2010, the highest in the company’s history for the eighth consecutive quarter.

•	Executed 21 leasing transactions representing approximately 253,900 square feet:

•	14 new leases totaling approximately 141,100 square feet.

•	Seven lease renewals totaling approximately 112,800 square feet.

•	The current operating portfolio was approximately 90.2% leased at quarter end, on a weighted-average basis.

•

Increased consolidated net operating income on a cash basis for the quarter by 7.6%, to $75.4 million from $70.1 million in the same period in 2010. For the fourth quarter of 2011, the company’s operating margin increased to 71.2%, and its operating expense recovery percentage of 81.8% marks the highest performance since the third quarter of 2008.

•	Increased the consolidated portfolio leased percentage by 70 basis points as compared to the third quarter of 2011, driven by an increase of 140 basis points for the company’s properties in Boston.

•	Completed a follow-on public offering of common stock, raising approximately $399.6 million in net proceeds.

•

Acquired Prudential Real Estate Investors’ (PREI) 80% interest in the Rogers Street properties in Cambridge, Massachusetts for $308.0 million, which are now fully unencumbered and 100% owned by the company and comprising approximately 602,000 square feet of laboratory and office space.

•	Increased funds from operations (FFO) for the quarter to $46.9 million ($0.30 per diluted share), as compared to $43.6 million ($0.30 per diluted share) in the fourth quarter of 2010.

•	Increased adjusted funds from operations (AFFO) for the quarter to $43.9 million ($0.28 per diluted share), as compared to $40.6 million ($0.28 per diluted share) in the fourth quarter of 2010.

•	Reported net income available to stockholders for the quarter of $12.1 million ($0.08 per diluted share), as compared to $8.5 million ($0.06 per diluted share) for the same period in 2010.

About BioMed Realty Trust,Inc.

BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed owns or has interests in properties comprising approximately 12.4 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Francisco, San Diego, Maryland, New York/New Jersey, Pennsylvania and Seattle, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.

INVESTOR INFORMATION

DECEMBER 31, 2011

Company Information

Corporate Headquarters	Trading Symbols	Transfer Agent	Stock Exchange Listing
17190 Bernardo Center Drive San Diego, CA 92128 (858) 485-9840 (858) 485-9843 (fax)	BMR BMR PrA	BNY Mellon Shareowner Services 480 Washington Boulevard Jersey City, NJ 07310-1900 (877) 296-3711	NewYork Stock Exchange

Please visit our corporate website at:	www.biomedrealty.com

Board of Directors	Senior Management
Alan D. Gold Chairman Barbara R. Cambon Edward A. Dennis, Ph.D. Richard I. Gilchrist Gary A. Kreitzer Theodore D. Roth M. Faye Wilson

Alan D. Gold

Chairman and Chief Executive Officer

R. Kent Griffin, Jr.

President and Chief Operating Officer

Gary A. Kreitzer

Executive Vice President,

    General Counsel and Director

Matthew G. McDevitt

Executive Vice President,

    Real Estate

Greg N. Lubushkin

Chief Financial Officer

Karen A. Sztraicher

Senior Vice President,

    Asset Management

John P. Bonanno

Senior Vice President,

    Leasing & Development

Jonathan P. Klassen

Vice President,

    Assistant General Counsel and Secretary

Kevin M. Simonsen

Vice President,

    Real Estate Counsel

Bruce D. Steel Managing Director, BioMed Ventures Stephen A. Willey Vice President, Chief Accounting Officer Janice L. Kameir Vice President, Human Resources Robert M. Sistek Vice President, Finance

Tentative Schedule for Quarterly Results
First Quarter 2012	May 2, 2012
Second Quarter 2012	August 1, 2012
Third Quarter 2012	October 31, 2012
Fourth Quarter 2012	February 13, 2013

EQUITY RESEARCH COVERAGE

DECEMBER 31, 2011

BMO Capital Markets	Richard C. Anderson / Mark Lutenski	(212) 885-4180 / (212) 885-4197	richard.anderson@bmo.com / mark.lutenski@bmo.com

Cantor Fitzgerald	Sri Nagarajan / Evan Smith	(212) 915-1223 / (212) 915-1220	snagarajan@cantor.com / evan.smith@cantor.com

Cowen and Company	James Sullivan / Michael Gorman	(646) 562-1380 / (646) 562-1381	james.sullivan@cowen.com / michael.gorman@cowen.com

Credit Suisse	Andrew Rosivach	(415) 249-7942	andrew.rosivach@credit-suisse.com

Green Street Advisors	John Stewart / John Hornbeak	(949) 640-8780	jstewart@greenst.com / jhornbeak@greenst.com

Jefferies & Co.	Omotayo Okusanya	(212) 336-7076	tokusanya@jefferies.com

KeyBanc Capital Markets	Jordan Sadler / Craig Mailman	(917) 368-2280 / (917) 368-2316	jsadler@keybanccm.com / cmailman@keybanccm.com

Macquarie Capital (USA)	Rob Stevenson / Nicholas Yulico	(212) 231-8068 / (212) 231-8028	rob.stevenson@macquarie.com / nicholas.yulico@macquarie.com

Morgan Stanley	Paul Morgan / Chris Caton	(415) 576-2627 / (415) 576-2637	paul.b.morgan@morganstanley.com / chris.caton@morganstanley.com

Raymond James	Paul D. Puryear / William A. Crow	(727) 567-2253 / (727) 567-5294	paul.puryear@raymondjames.com / bill.crow@raymondjames.com

RBC Capital Markets	David Rodgers / Mike Carroll	(440) 715-2647 / (440) 715-2649	dave.rodgers@rbccm.com / michael.carroll@rbccm.com

Robert W. Baird & Co.	David Aubuchon / Justin Webb	(314) 445-6520 / (973) 795-1255	daubuchon@rwbaird.com / jpelham-webb@rwbaird.com

Stifel, Nicolaus & Company, Inc.	John W. Guinee / Erin Aslakson	(443) 224-1307 / (443) 224-1350	jwguinee@stifel.com / aslaksone@stifel.com

UBS Securities	Ross T. Nussbaum	(212) 713-4760	ross.nussbaum@ubs.com

Wells Fargo Securities	Brendan Maiorana / Young Ku	(443) 263-6516 / (443) 263-6564	brendan.maiorana@wachovia.com / young.ku@wachovia.com

FINANCIAL AND OPERATING HIGHLIGHTS

DECEMBER 31, 2011

(In thousands, except per share and ratio amounts)

	Three Months Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Selected Operating Data
Total revenues	$112,370	$114,986	$106,798	$105,545	$105,036
EBITDA (1)	71,980	65,530	64,362	62,122	63,445
Adjusted EBITDA (1)	71,702	73,504	69,496	66,470	67,864
Net operating income - cash basis (2)	75,391	72,628	71,944	72,383	70,091
General and administrative expense	9,169	7,682	6,694	7,421	6,379
Acquisition related expenses	309	136	334	320	665
Interest expense, net	21,725	22,887	23,378	21,191	21,480
Capitalized interest	2,260	1,996	1,817	1,494	1,305
Operating margin (3)	71.2%	69.2%	70.4%	70.2%	70.1%
General and administrative expense / Total revenues	8.2%	6.7%	6.3%	7.0%	6.1%
Net income available to common stockholders	12,058	4,765	3,638	5,530	8,521
Net income per share - diluted	$0.08	$0.03	$0.03	$0.04	$0.06
FFO - diluted (4)	46,880	43,778	42,114	42,073	43,581
FFO per share - diluted (4)	$0.30	$0.30	$0.29	$0.29	$0.30
AFFO - diluted (4)	43,938	42,547	38,277	42,977	40,609
AFFO per share - diluted (4)	$0.28	$0.29	$0.27	$0.30	$0.28
Dividend per share - common stock	$0.20	$0.20	$0.20	$0.20	$0.17
FFO payout ratio (5)	66.7%	66.7%	69.0%	69.0%	56.7%
AFFO payout ratio (5)	71.4%	69.0%	74.1%	66.7%	60.7%

(1)	For definitions and discussion of EBITDA and adjusted EBITDA, see page 32. For a quantitative reconciliation of the differences between adjusted EBITDA, EBITDA and net income available to common stockholders, see page 13.
(2)	For definitions and discussion of net operating income - cash basis, see page 14.
(3)	See page 14 for detail.
(4)	For definitions and discussion of FFO and AFFO, see page 32. For a quantitative reconciliation of the differences between FFO, AFFO and net income available to common stockholders, see pages 11 and 12.
(5)	See page 11 for detail of the FFO payout ratio and page 12 for detail of the AFFO payout ratio.

CAPITALIZATION SUMMARY

DECEMBER 31, 2011

(In thousands, except per share and ratio amounts)

		12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Capitalization:
Total common shares outstanding		154,101	131,265	131,260	131,240	131,047
Total units outstanding (1)		2,980	2,980	2,980	2,989	3,001

Total common shares and units outstanding		157,081	134,245	134,240	134,229	134,048
Common share price at quarter end		$18.08	$16.57	$19.24	$19.02	$18.65

Equity value at quarter end		$2,840,033	$2,224,441	$2,582,770	$2,553,027	$2,499,990
Preferred stock at liquidation value		198,000	198,000	230,000	230,000	230,000
Consolidated debt		1,682,578	1,665,661	1,590,049	1,525,825	1,494,567

Total capitalization		$4,720,611	$4,088,102	$4,402,819	$4,308,852	$4,224,557

Debt / Total assets		38.0%	41.3%	39.8%	38.5%	37.7%
Debt / Total gross assets		34.5%	37.4%	36.2%	35.3%	34.7%
Debt / Total capitalization		35.6%	40.7%	36.1%	35.4%	35.4%
Coverage ratios (2):
Debt / Adjusted EBITDA		5.9	5.7	5.7	5.7	5.5
Interest coverage		3.6	3.5	3.3	3.4	3.5
Fixed charge coverage		2.8	2.8	2.5	2.6	2.7
Total consolidated debt:
Secured debt / Total assets		13.3%	15.0%	15.6%	15.9%	16.6%
Floating rate debt / Total debt		15.9%	13.0%	7.6%	3.3%	26.3%
Unencumbered real estate / Total real estate		73.7%	69.9%	69.0%	68.1%	66.7%
Unencumbered CABR / Total CABR (3)		73.0%	71.4%	70.5%	69.4%	68.7%
Unsecured line of credit capacity		$481,090	$526,100	$591,000	$661,200	$319,750
Bond covenants (4):	Requirements

Total outstanding debt / Total assets	Must be < 60%	35.7%	38.5%	37.4%	36.5%	36.1%
Secured debt / Total assets	Must be < 40%	12.5%	13.9%	14.6%	15.0%	15.8%
Consolidated income available for debt service / Annual debt service charge	Must be > 1.5X	3.1	2.9	2.8	2.7	3.1
Unencumbered assets / Unsecured debt - Notes due 2020	Must be > 150%	323%	293%	312%	327%	339%
Unencumbered assets / Unsecured debt - Notes due 2016	Must be > 150%	320%	287%	307%	321%	—

(1)	Includes both operating partnership (OP) and long term incentive plan (LTIP) units outstanding.
(2)	For discussion of coverage ratios, see page 32. See page 16 for the calculation of interest and fixed charge coverage ratios. See page 13 for calculation of Adjusted EBITDA.
(3)	For discussion of current annualized base rent (CABR), see page 20.
(4)	Calculated in accordance with the covenants contained in the indenture that governs the terms of the Company’s unsecured senior notes due 2020 and supplemental and base indentures that govern the terms of the Company’s unsecured senior notes due 2016, which are included as exhibits to the Company’s Forms 8 - K filed with the SEC on April 30, 2010 and March 31, 2011, respectively. The covenants for the unsecured senior notes due 2020 and unsecured senior notes due 2016 are identical, except that the unencumbered total asset value definition for the unsecured senior notes due 2020 includes investments in unconsolidated partnerships accounted for under the equity method of accounting, whereas the unencumbered total asset value definition for the unsecured senior notes due 2016 excludes such investments in unconsolidated partnerships.

PORTFOLIO SUMMARY

DECEMBER 31, 2011

	Gross Book Value	Buildings	Rentable Square Feet	Weighted Average Leased % (1)
	(In thousands)
Stabilized (2)	$2,894,818	97	7,026,962	99.3%
Lease up (2)	954,149	34	3,234,394	62.6%

Current operating portfolio	3,848,967	131	10,261,356	90.2%
Long-term lease up (3)	314,196	10	1,389,517	50.4%

Total operating portfolio	$4,163,163	141	11,650,873	87.2%

	Gross Book Value	Buildings	Rentable Square Feet	Weighted Average Leased % (1)
	(In thousands)
Redevelopment (4)	$59,442	9	357,817	54.1%
Unconsolidated partnership portfolio (5)	33,389	3	352,863	20.6%
Development potential (4)	180,116	—	3,667,000	—

Total portfolio	$4,436,110	153	16,028,553

(1)	Calculated based on gross book value for each asset multiplied by the percentage leased.
(2)	See pages 21-22 for detail of consolidated portfolio and page 33 for definitions of terms.
(3)	Includes Pacific Research Center properties comprising Pacific Industrial Center, Pacific Research Center North and Pacific Research Center South.
(4)	See page 23 for detail of the consolidated portfolio and page 33 for definitions of terms.
(5)	See page 24 for detail of the unconsolidated partnership portfolio.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2011

(In thousands)

	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Assets
Investments in real estate, net	$3,950,246	$3,576,304	$3,584,259	$3,538,560	$3,536,114
Investments in unconsolidated partnerships	33,389	67,383	55,313	56,287	57,265
Cash and cash equivalents	16,411	16,351	12,033	19,351	21,467
Accounts receivable, net	5,141	7,542	2,486	7,358	5,874
Accrued straight-line rents, net	130,582	123,564	116,896	110,981	106,905
Deferred leasing costs, net	157,255	116,811	123,299	121,658	125,060
Other assets	135,521	121,074	98,564	104,885	107,069

Total assets	$4,428,545	$4,029,029	$3,992,850	$3,959,080	$3,959,754

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$587,844	$603,406	$623,121	$629,640	$657,922
Exchangeable senior notes, net	180,000	199,800	199,706	199,613	199,522
Unsecured senior notes, net	645,581	645,412	645,246	645,081	247,571
Unsecured line of credit	268,000	216,100	121,200	51,000	392,450
Accounts payable, accrued expenses and other liabilities	134,924	136,408	129,715	140,583	149,393

Total liabilities	1,816,349	1,801,126	1,718,988	1,665,917	1,646,858
Equity:
Stockholders’ equity:
Preferred stock	191,469	191,469	222,413	222,413	222,413
Common stock	1,541	1,313	1,313	1,312	1,310
Additional paid-in capital	2,773,994	2,373,652	2,371,762	2,369,922	2,371,488
Accumulated other comprehensive loss	(60,138)	(61,912)	(66,880)	(68,908)	(70,857)
Dividends in excess of earnings	(304,759)	(285,996)	(264,507)	(241,894)	(221,176)

Total stockholders’ equity	2,602,107	2,218,526	2,264,101	2,282,845	2,303,178
Noncontrolling interests	10,089	9,377	9,761	10,318	9,718

Total equity	2,612,196	2,227,903	2,273,862	2,293,163	2,312,896

Total liabilities and equity	$4,428,545	$4,029,029	$3,992,850	$3,959,080	$3,959,754

CONSOLIDATED STATEMENTS OF INCOME

DECEMBER 31, 2011

(In thousands, except share and per share data)

	Three Months Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Revenues:
Rental	$85,138	$83,825	$81,436	$80,217	$79,157
Tenant recoveries	26,226	26,674	24,821	24,581	23,580
Other revenue	1,006	4,487	541	747	2,299

Total revenues	112,370	114,986	106,798	105,545	105,036

Expenses:
Rental operations	32,056	34,055	31,500	31,198	30,680
Depreciation and amortization	36,762	36,295	35,788	33,835	32,196
General and administrative	9,169	7,682	6,694	7,421	6,379
Acquisition related expenses	309	136	334	320	665

Total expenses	78,296	78,168	74,316	72,774	69,920

Income from operations	34,074	36,818	32,482	32,771	35,116
Equity in net loss of unconsolidated partnerships	(640)	(735)	(466)	(648)	(958)
Interest expense, net	(21,725)	(22,887)	(23,378)	(21,191)	(21,480)
Other income/(expense)	4,244	(4,259)	(691)	(1,054)	262

Net income	15,953	8,937	7,947	9,878	12,940
Net income attributable to noncontrolling interests	(244)	(106)	(68)	(107)	(178)

Net income attributable to the Company	15,709	8,831	7,879	9,771	12,762
Preferred stock dividends	(3,651)	(3,901)	(4,241)	(4,241)	(4,241)
Cost on redemption of preferred stock	—	(165)	—	—	—

Net income available to common stockholders	$12,058	$4,765	$3,638	$5,530	$8,521

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.08	$0.03	$0.03	$0.04	$0.06

Weighted-average common shares outstanding:
Basic	140,909,345	129,872,349	129,858,098	129,771,733	129,599,798

Diluted	143,889,324	132,852,328	132,840,932	132,764,842	132,601,048

FFO (1)

DECEMBER 31, 2011

(In thousands, except share, per share and ratio amounts)

	Three Months Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Reconciliation of net income available to common stockholders to funds from operations (FFO):
Net income available to common stockholders	$12,058	$4,765	$3,638	$5,530	$8,521
Adjustments:
Gain on revaluation of acquired unconsolidated partnerships	(4,679)	—	—	—	—
Noncontrolling interests in operating partnership	252	111	82	125	188
Depreciation & amortization - unconsolidated partnerships	826	945	944	921	1,014
Depreciation & amortization - consolidated entities	36,762	36,295	35,788	33,835	32,196
Depreciation & amortization - allocable to noncontrolling interests of consolidated joint ventures	(27)	(26)	(26)	(26)	(26)

FFO - basic	$45,192	$42,090	$40,426	$40,385	$41,893
Interest expense - exchangeable senior notes due 2030 (2)	1,688	1,688	1,688	1,688	1,688

FFO - diluted	$46,880	$43,778	$42,114	$42,073	$43,581

FFO per share - basic	$0.31	$0.31	$0.30	$0.30	$0.31

FFO per share - diluted (2)	$0.30	$0.30	$0.29	$0.29	$0.30

Dividends and distributions declared per common share	$0.20	$0.20	$0.20	$0.20	$0.17

FFO payout ratio	66.7%	66.7%	69.0%	69.0%	56.7%

Weighted - average common shares and units outstanding diluted (3)	145,350,296	134,242,201	134,236,306	134,253,266	133,905,635
Dilutive effect of exchangeable senior notes due 2030 (2)	10,017,858	10,017,858	10,017,858	9,914,076	9,914,076

Weighted - average common shares and units outstanding diluted - FFO	155,368,154	144,260,059	144,254,164	144,167,342	143,819,711

(1)	For definitions and discussion of FFO see page 32.
(2)	The calculation of FFO per share diluted includes the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the “if converted” method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculation of FFO per diluted share.
(3)	The three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011, and December 31, 2010 include 1,460,972, 1,389,873, 1,395,374, 1,488,424, and 1,304,587 shares of unvested restricted stock, respectively, which are considered anti-dilutive for purposes of calculating diluted earnings per share.

AFFO (1)

DECEMBER 31, 2011

(In thousands, except per share and ratio amounts)

	Three Months Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Reconciliation of FFO to adjusted funds from operations (AFFO):
FFO - diluted	$46,880	$43,778	$42,114	$42,073	$43,581
Adjustments:
Recurring capital expenditures and tenant improvements (2)	(3,201)	(4,114)	(4,520)	(2,045)	(2,867)
Leasing commissions	(1,192)	(1,096)	(1,140)	(889)	(887)
(Gain)/loss on extinguishment of debt	(51)	170	(112)	(398)	(81)
(Gain)/loss on derivative instruments	(20)	(64)	(383)	1,011	(181)
Non-cash adjustment for marketable securities	506	3,802	825	—	—
Amortization of deferred interest costs	1,748	1,754	1,760	1,765	1,771
Amortization of deferred loan costs	1,019	1,125	1,153	1,058	1,080
Amortization of fair-value of debt acquired	(327)	(428)	(427)	(497)	(522)
Amortization of debt discounts	170	260	259	141	137
Amortization of lease incentives	599	577	553	518	587
Depreciation included in general and administrative expense	387	435	392	386	376
Non-cash equity compensation	2,029	1,898	1,785	1,871	1,673
Cost on redemption of preferred stock	—	165	—	—	—
Straight line rents	(6,701)	(7,633)	(5,948)	(4,159)	(5,629)
Share of unconsolidated partnership adjustments (3)	(10)	(58)	(9)	42	146
Fair-value lease revenue	2,102	1,976	1,975	2,100	1,425

AFFO - diluted	$43,938	$42,547	$38,277	$42,977	$40,609

AFFO per share - diluted	$0.28	$0.29	$0.27	$0.30	$0.28

Dividends and distributions declared per common share	$0.20	$0.20	$0.20	$0.20	$0.17

AFFO payout ratio	71.4%	69.0%	74.1%	66.7%	60.7%

(1)	For definitions and discussion of AFFO see page 32.
(2)	Excludes value-enhancing / first generation capital expenditures and tenant improvements.
(3)	Share of unconsolidated partnership adjustments includes the Company’s share of amortization of deferred loan costs, lease incentives, straight line rents, and fair-value lease revenue.

RECONCILIATION OF EBITDA (1)

DECEMBER 31, 2011

(In thousands)

	Three Months Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Reconciliation of net income available to common stockholders to earnings before interest, taxes, depreciation and amortization (EBITDA):
Net income available to common stockholders	$12,058	$4,765	$3,638	$5,530	$8,521
Interest expense, net	21,725	22,887	23,378	21,191	21,480
Interest expense - unconsolidated partnerships	609	638	614	645	234
Depreciation & amortization - consolidated entities	36,762	36,295	35,788	33,835	32,196
Depreciation & amortization - unconsolidated partnerships	826	945	944	921	1,014

EBITDA	71,980	65,530	64,362	62,122	63,445
Noncontrolling interests	244	106	68	107	178
Preferred dividends	3,651	3,901	4,241	4,241	4,241
Cost on redemption of preferred stock	—	165	—	—	—
Non-cash adjustment for marketable securities	506	3,802	825	—	—
Gain on revaluation of acquired unconsolidated partnerships	(4,679)	—	—	—	—

Adjusted EBITDA	$71,702	$73,504	$69,496	$66,470	$67,864

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see page 32.

RECONCILIATION OF NET OPERATING INCOME (1)

DECEMBER 31, 2011

(In thousands, except ratio amounts)

	Three Months Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Net income	$15,953	$8,937	$7,947	$9,878	$12,940
Equity in net loss of unconsolidated partnerships	640	735	466	648	958
Interest expense, net	21,725	22,887	23,378	21,191	21,480
Other (income)/expense	(4,244)	4,259	691	1,054	(262)

Income from operations	34,074	36,818	32,482	32,771	35,116
Depreciation and amortization	36,762	36,295	35,788	33,835	32,196
General and administrative	9,169	7,682	6,694	7,421	6,379
Acquisition related expenses	309	136	334	320	665

Consolidated net operating income	$80,314	$80,931	$75,298	$74,347	$74,356

Revenues:
Rental	$85,138	$83,825	$81,436	$80,217	$79,157
Tenant recoveries	26,226	26,674	24,821	24,581	23,580
Other revenue (2)	1,006	4,487	541	747	2,299

Total revenues	112,370	114,986	106,798	105,545	105,036
Expenses:
Rental operations	32,056	34,055	31,500	31,198	30,680

Consolidated net operating income	$80,314	$80,931	$75,298	$74,347	$74,356

Consolidated net operating income - cash basis (3)	$75,391	$72,628	$71,944	$72,383	$70,091

Operating margin (4)	71.2%	69.2%	70.4%	70.2%	70.1%
Operating expense recovery (5)	81.8%	78.3%	78.8%	78.8%	76.9%

(1)	For a definition and discussion of net operating income, see page 32.
(2)	Includes lease termination income.
(3)	Consolidated net operating income - cash basis is calculated as (consolidated net operating income - straight line rents - fair value lease revenue - lease incentive revenue - bad debt expense - other revenue).
(4)	Operating margin is calculated as ((rental revenues + tenant recovery revenues - rental operations) / (rental revenues + tenant recovery revenues)).
(5)	Operating expense recovery is calculated as (tenant recovery revenues / rental operations).

INTEREST EXPENSE

DECEMBER 31, 2011

(In thousands)

	Three Months Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Mortgage notes payable	$10,520	$10,776	$11,130	$11,377	$11,829
Exchangeable senior notes	1,698	1,910	1,910	1,911	1,911
Unsecured senior notes	7,678	7,678	7,635	3,914	3,827
Unsecured line of credit	1,479	1,364	479	1,371	1,055
Derivative instruments	—	444	1,296	1,645	1,697

Interest expense, net - cash basis	$21,375	$22,172	$22,450	$20,218	$20,319

Non cash interest expense
Amortization of fair-value of debt acquired	(327)	(428)	(427)	(497)	(522)
Amortization of debt discounts	170	260	259	141	137
Amortization of deferred loan costs	1,019	1,125	1,153	1,058	1,080
Amortization of deferred interest costs	1,748	1,754	1,760	1,765	1,771
Capitalized interest	(2,260)	(1,996)	(1,817)	(1,494)	(1,305)

Interest expense, net	$21,725	$22,887	$23,378	$21,191	$21,480

COVERAGE RATIOS (1)

DECEMBER 31, 2011

(In thousands, except ratio amounts)

	Three Months Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Interest coverage ratio
Adjusted EBITDA	$71,702	$73,504	$69,496	$66,470	$67,864
Interest expense:
Interest expense, net	21,725	22,887	23,378	21,191	21,480
Interest expense - unconsolidated partnerships	609	638	614	645	234
Amortization of deferred interest costs	(1,748)	(1,754)	(1,760)	(1,765)	(1,771)
Amortization of deferred loan costs	(1,019)	(1,125)	(1,153)	(1,058)	(1,080)
Amortization of debt discounts	(170)	(260)	(259)	(141)	(137)
Amortization of fair-value of debt acquired	327	428	427	497	522

Total interest expense	$19,724	$20,814	$21,247	$19,369	$19,248

Interest coverage ratio	3.6	3.5	3.3	3.4	3.5

Fixed charge coverage ratio
Adjusted EBITDA	$71,702	$73,504	$69,496	$66,470	$67,864
Fixed charges:
Interest expense, net	21,725	22,887	23,378	21,191	21,480
Interest expense - unconsolidated partnerships	609	638	614	645	234
Amortization of deferred interest costs	(1,748)	(1,754)	(1,760)	(1,765)	(1,771)
Amortization of deferred loan costs	(1,019)	(1,125)	(1,153)	(1,058)	(1,080)
Amortization of debt discounts	(170)	(260)	(259)	(141)	(137)
Amortization of fair-value of debt acquired	327	428	427	497	522
Principal payments	2,141	1,758	1,771	1,825	1,912
Preferred dividends	3,651	3,901	4,241	4,241	4,241

Total fixed charges	$25,516	$26,473	$27,259	$25,435	$25,401

Fixed charge coverage ratio	2.8	2.8	2.5	2.6	2.7

(1)	For a discussion of coverage ratios, see page 32.

DEBT SUMMARY

DECEMBER 31, 2011

(Dollars in thousands)

	Stated Rate	Effective Rate	Principal Balance	Unamortized Premium / (Discount)	Carrying Value	Maturity Date

Consolidated Debt:
Fixed Rate Mortgages:
Center for Life Science | Boston	7.75%	7.75%	$342,149	$—	$342,149	06/14
500 Kendall Street (Kendall D)	6.38%	5.45%	62,261	2,864	65,125	12/18
6828 Nancy Ridge Drive	7.15%	5.38%	6,373	87	6,460	09/12
Shady Grove Road	5.97%	5.97%	146,581	—	146,581	09/16
Sidney Street	7.23%	5.11%	26,400	273	26,673	06/12
900 Uniqema Boulevard	8.61%	5.61%	814	42	856	05/15

Total / Weighted Average on Fixed Rate Mortgages	7.13%	6.91%	584,578	3,266	587,844
Fixed Rate Debt:
Unsecured Exchangeable Senior Notes Due 2030	3.75%	3.75%	180,000	—	180,000	01/30
Unsecured Senior Notes Due 2016	3.85%	3.99%	400,000	(2,190)	397,810	04/16
Unsecured Senior Notes Due 2020	6.13%	6.27%	250,000	(2,229)	247,771	04/20

Subtotal / Weighted Average on Unsecured Senior Notes	4.73%	4.87%	650,000	(4,419)	645,581

Total / Weighted Average on Fixed Rate Debt	5.60%	5.57%	1,414,578	(1,153)	1,413,425
Variable Rate Debt:
Unsecured Line of Credit	1.83%	1.83%	268,000	—	268,000	07/15

Total / Weighted Average on Variable Rate Debt	1.83%	1.83%	268,000	—	268,000

Total / Weighted Average on Unsecured Debt	3.86%	3.94%	1,098,000	(4,419)	1,093,581
Total / Weighted Average on Consolidated Debt	5.00%	4.97%	$1,682,578	$(1,153)	$1,681,425

Share of Unconsolidated Partnership Debt:
PREI Secured Construction Loan (20%) (variable)	3.28%	3.28%	27,795	—	27,795	08/13

Total / Weighted Average on Share of Unconsolidated Partnership Debt	3.28%	3.28%	27,795	—	27,795
Total / Weighted Average on Consolidated and Share of Unconsolidated Partnership Debt	4.97%	4.95%	$1,710,373	$(1,153)	$1,709,220

DEBT MATURITIES

DECEMBER 31, 2011

(In thousands)

Weighted average debt maturity is 5.9 years for consolidated debt.

	2012	2013	2014	2015	2016	Thereafter	Total
Consolidated debt:
Fixed rate debt:
Fixed rate mortgages	$40,479	$8,291	$339,020	$6,253	$143,426	$47,109	$584,578
Unsecured exchangeable senior notes due 2030 (1)	—	—	—	—	—	180,000	180,000
Unsecured senior notes due 2016	—	—	—	—	400,000	—	400,000
Unsecured senior notes due 2020	—	—	—	—	—	250,000	250,000

Total fixed rate debt	40,479	8,291	339,020	6,253	543,426	477,109	1,414,578
Variable rate debt:
Unsecured line of credit	—	—	—	268,000	—	—	268,000

Total variable rate debt	—	—	—	268,000	—	—	268,000

Total consolidated debt	$40,479	$8,291	$339,020	$274,253	$543,426	$477,109	$1,682,578

Share of unconsolidated partnership debt:
PREI secured construction loan (20%) (variable)	—	27,795	—	—	—	—	27,795

Share of total unconsolidated partnership debt	$—	$27,795	$—	$—	$—	$—	$27,795

Total consolidated and share of unconsolidated partnership debt	$40,479	$36,086	$339,020	$274,253	$543,426	$477,109	$1,710,373

(1)	The holders of the unsecured exchangeable senior notes due 2030 (the “2030 Notes”) have the right to require the Company to repurchase the 2030 Notes, in whole or in part, for cash on each of January 15, 2015, January 15, 2020 and January 15, 2025, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the 2030 Notes plus accrued and unpaid interest.

COMMON AND PREFERRED STOCK DATA

DECEMBER 31, 2011

(Shares in thousands)

SUMMARY OF COMMON SHARES

	Three Months Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Earnings per share
Weighted average common shares outstanding	140,909	129,872	129,858	129,772	129,600
Weighted average OP and LTIP units outstanding	2,980	2,980	2,983	2,993	3,001

Diluted common shares - EPS	143,889	132,852	132,841	132,765	132,601

Funds from operations
Weighted average common shares outstanding	140,909	129,872	129,858	129,772	129,600
Weighted average OP and LTIP units outstanding	2,980	2,980	2,983	2,993	3,001
Dilutive effect of restricted stock	1,461	1,390	1,395	1,488	1,305
Dilutive effect of exchangeable senior notes due 2030	10,018	10,018	10,018	9,914	9,914

Diluted common shares - FFO	155,368	144,260	144,254	144,167	143,820

Closing common shares, OP and LTIP units outstanding	157,081	134,245	134,240	134,229	134,048
Preferred shares outstanding	7,920	7,920	9,200	9,200	9,200
High price	$18.95	$21.03	$20.86	$19.19	$19.50
Low price	$15.44	$14.94	$18.14	$16.72	$16.64
Average closing price	$17.68	$18.16	$19.31	$17.92	$18.21
Closing price	$18.08	$16.57	$19.24	$19.02	$18.65
Dividends per share - annualized	$0.80	$0.80	$0.80	$0.80	$0.68
Closing dividend yield - annualized	4.4%	4.8%	4.2%	4.2%	3.6%

DIVIDENDS PER SHARE

	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Common Stock - BMR
Amount	$0.20	$0.20	$0.20	$0.20	$0.17
Declared	December 14, 2011	September 15, 2011	June 15, 2011	March 14, 2011	December 15, 2010
Record	December 30, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Paid	January 17, 2012	October 17, 2011	July 15, 2011	April 15, 2011	January 17, 2011
Preferred Stock - BMR PrA
Amount	$0.46094	$0.46094	$0.46094	$0.46094	$0.46094
Declared	December 14, 2011	September 15, 2011	June 15, 2011	March 14, 2011	December 15, 2010
Record	December 30, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Paid	January 17, 2012	October 17, 2011	July 15, 2011	April 15, 2011	January 17, 2011

MARKET SUMMARY

DECEMBER 31, 2011

	Leased Square Feet	Current (1)			Expiration (2)
		Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft

Market
		(In thousands)			(In thousands)
Boston	2,362,369	$131,394	34.2%	$55.62	$139,425	31.1%	$59.02
San Francisco	1,955,680	61,686	16.1%	31.54	76,228	17.0%	38.98
San Diego	1,861,633	60,630	15.8%	32.57	74,261	16.5%	39.89
Maryland	1,512,126	56,985	14.8%	37.69	72,885	16.2%	48.20
New York / New Jersey	1,220,702	40,460	10.5%	33.14	50,273	11.2%	41.18
Pennsylvania	642,380	14,552	3.8%	22.65	15,816	3.5%	24.62
Seattle	161,079	7,527	2.0%	46.73	8,373	1.9%	51.98
University Related - Other	359,890	10,629	2.8%	29.53	11,505	2.6%	31.97

Total portfolio / weighted average	10,075,859	$383,863	100.0%	$38.10	$448,766	100.0%	$44.54

	Percent Leased
Market	Current Operating Portfolio	Long-Term Lease Up (3)	Total Operating Portfolio	Redevelopment (4)	Unconsolidated Partnership Portfolio (5)

Boston	90.5%	—	90.5%	—	—
San Francisco	85.1%	43.0%	65.5%	—	—
San Diego	93.4%	—	93.4%	—	100.0%
Maryland	100.0%	—	100.0%	53.1%	—
New York / New Jersey	85.1%	—	85.1%	100.0%	—
Pennsylvania	88.5%	—	88.5%	—	—
Seattle	41.1%	—	41.1%	—	—
University Related - Other	97.6%	—	97.6%	—	—

Total portfolio (6)	89.1%	43.0%	83.6%	74.1%	20.6%

Total portfolio weighted average leased % (7)	90.2%	50.4%	87.2%	54.1%	20.6%

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.
(3)	Includes Pacific Research Center properties comprising Pacific Industrial Center, Pacific Research Center North and Pacific Research Center South.
(4)	See page 23 for detail of the consolidated portfolio and page 33 for definitions of terms.
(5)	See page 24 for detail of the unconsolidated partnership portfolio.
(6)	Calculated based on leased square feet divided by total square feet.
(7)	Calculated based on gross book value for each asset multiplied by the percentage leased.

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

DECEMBER 31, 2011

	Property	Acquisition Date	Property Status (1)	Buildings	Rentable Square Feet	Percent of Rentable Sq Ft	Leased Square Feet	Percent Leased
								12/31/11	9/30/11
	Boston
1	Albany Street	May 31, 2005	Stabilized	2	75,003	0.6%	75,003	100.0%	100.0%
2	320 Bent Street (2)	December 14, 2011	Lease Up	1	184,405	1.5%	145,304	78.8%	78.8%
3	301 Binney Street (2)	December 14, 2011	Lease Up	1	417,290	3.5%	310,381	74.4%	70.5%
4	301 Binney Street Garage (2)	December 14, 2011	Stabilized	1	503 Stalls	n/a	503 Stalls	99.0%	89.0%
5	Center for Life Science|Boston	November 17, 2006	Stabilized	1	704,159	5.9%	689,534	97.9%	97.9%
6	Charles Street	April 7, 2006	Stabilized	1	47,912	0.4%	47,912	100.0%	100.0%
7	Coolidge Avenue	April 5, 2005	Lease Up	1	37,684	0.3%	32,584	86.5%	34.7%
8	21 Erie Street	May 31, 2005	Stabilized	1	48,627	0.4%	48,627	100.0%	100.0%
9	40 Erie Street	May 31, 2005	Stabilized	1	100,854	0.8%	100,854	100.0%	100.0%
10	47 Erie Street Parking Structure	May 31, 2005	Stabilized	1	447 Stalls	n/a	447 Stalls	100.0%	100.0%
11	Fresh Pond Research Park	April 5, 2005	Lease Up	6	90,702	0.8%	16,453	18.1%	18.1%
12	500 Kendall Street (Kendall D)	May 31, 2005	Stabilized	1	349,325	2.9%	344,097	98.5%	98.5%
13	675 W. Kendall Street (Kendall A)	May 31, 2005	Stabilized	1	302,919	2.5%	298,871	98.7%	98.7%
14	Kendall Crossing Apartments (2)	December 14, 2011	Stabilized	1	37 Apts.	n/a	37 Apts.	100.0%	98.4%
15	Sidney Street	May 31, 2005	Stabilized	1	191,904	1.6%	191,904	100.0%	100.0%
16	Vassar Street	May 31, 2005	Stabilized	1	60,845	0.5%	60,845	100.0%	100.0%

	Total Boston			22	2,611,629	21.7%	2,362,369	90.5%	89.1%

	San Francisco
17	Ardentech Court	November 18, 2004	Stabilized	1	55,588	0.5%	55,588	100.0%	100.0%
18	Ardenwood Venture (3)	June 14, 2006	Lease Up	1	72,500	0.6%	40,031	55.2%	55.2%
19	Bayshore Boulevard	August 17, 2004	Stabilized	3	183,344	1.5%	183,344	100.0%	100.0%
20	Bridgeview Technology Park I	September 10, 2004	Lease Up	2	201,567	1.7%	176,616	87.6%	87.6%
21	Bridgeview Technology Park II	March 16, 2005	Lease Up	1	50,400	0.4%	28,714	57.0%	57.0%
22	Dumbarton Circle	May 27, 2005	Stabilized	3	44,000	0.4%	44,000	100.0%	100.0%
23	Forbes Boulevard	September 5, 2007	Lease Up	1	240,000	2.0%	121,008	50.4%	50.4%
24	Gateway Business Park	October 26, 2010	Stabilized	7	284,013	2.4%	283,164	99.7%	100.0%
25	Industrial Road	August 17, 2004	Stabilized	1	171,344	1.4%	171,344	100.0%	100.0%
26	Kaiser Drive	August 25, 2005	Lease Up	1	87,953	0.7%	49,915	56.8%	56.8%
27	Pacific Industrial Center	July 11, 2006	Lease Up	1	305,026	2.5%	—	—	—
28	Pacific Research Center North	July 11, 2006	Lease Up	6	661,245	5.5%	333,526	50.4%	50.4%
29	Pacific Research Center South	July 11, 2006	Lease Up	3	423,246	3.5%	263,543	62.3%	62.3%
30	Science Center at Oyster Point	October 26, 2010	Stabilized	2	204,887	1.7%	204,887	100.0%	100.0%

	Total San Francisco			33	2,985,113	24.8%	1,955,680	65.5%	65.5%

	San Diego
31	Balboa Avenue	August 13, 2004	Stabilized	1	35,344	0.3%	35,344	100.0%	100.0%
32	Bernardo Center Drive	August 13, 2004	Stabilized	1	61,286	0.5%	61,286	100.0%	100.0%
33	4570 Executive Drive	September 17, 2010	Stabilized	1	125,219	1.0%	125,219	100.0%	100.0%
34	4775 / 4785 Executive Drive	July 15, 2010	Lease Up	1	62,896	0.5%	—	—	—
35	Faraday Avenue	September 19, 2005	Stabilized	1	28,704	0.2%	28,704	100.0%	100.0%
36	Gazelle Court	March 30, 2010	Stabilized	1	176,000	1.5%	176,000	100.0%	100.0%
37	3525 John Hopkins Court	December 28, 2010	Stabilized	1	48,306	0.4%	48,306	100.0%	100.0%
38	3545-3575 John Hopkins Court	August 16, 2006	Lease Up	1	72,192	0.6%	53,762	74.5%	39.7%
39	6114-6154 Nancy Ridge Drive	May 2, 2007	Stabilized	3	196,557	1.6%	196,557	100.0%	100.0%
40	6828 Nancy Ridge Drive	April 21, 2005	Stabilized	1	42,138	0.4%	42,138	100.0%	100.0%
41	Pacific Center Boulevard	August 24, 2007	Stabilized	2	66,745	0.6%	66,745	100.0%	100.0%
42	Road to the Cure	December 14, 2006	Lease Up	1	67,998	0.6%	43,415	63.8%	63.8%
43	San Diego Science Center	October 21, 2004	Lease Up	1	105,364	0.9%	84,876	80.6%	76.5%
44	10240 Science Center Drive	September 23, 2010	Stabilized	1	49,347	0.4%	49,347	100.0%	100.0%
45	10255 Science Center Drive	September 24, 2004	Stabilized	1	53,740	0.4%	53,740	100.0%	100.0%
46	Sorrento Plaza	December 18, 2010	Stabilized	2	31,184	0.3%	31,184	100.0%	100.0%
47	Sorrento Valley Boulevard	December 7, 2006	Stabilized	1	54,924	0.5%	54,924	100.0%	100.0%
48	11388 Sorrento Valley Road	September 10, 2010	Stabilized	1	35,940	0.3%	35,940	100.0%	100.0%
49	Sorrento West	October 15, 2010	Stabilized	8	164,074	1.4%	163,798	99.8%	100.0%

PROPERTY LISTING - UNCONSOLIDATED PORTFOLIO

DECEMBER 31, 2011

	Property	Acquisition Date	Property Status (1)	Buildings	Rentable Square Feet	Percent of Rentable Sq Ft	Leased Square Feet	Percent Leased
								12/31/11	9/30/11
	San Diego (Continued)
50	Torreyana Road	March 22, 2007	Stabilized	1	81,204	0.7%	81,204	100.0%	100.0%
51	9865 Towne Centre Drive	August 12, 2004	Stabilized	2	94,866	0.8%	94,866	100.0%	100.0%
52	9885 Towne Centre Drive	August 12, 2004	Stabilized	2	104,870	0.9%	104,870	100.0%	100.0%
53	Waples Street	March 1, 2005	Stabilized	1	50,055	0.4%	50,055	100.0%	100.0%
54	Wateridge Circle	November 1, 2011	Stabilized	3	106,490	0.9%	106,490	100.0%	n/a

	Total San Diego			39	1,915,443	16.1%	1,788,770	93.4%	91.4%

	Maryland
55	Beckley Street	December 17, 2004	Stabilized	1	77,225	0.6%	77,225	100.0%	100.0%
56	9911 Belward Campus Drive	May 24, 2006	Stabilized	1	289,912	2.4%	289,912	100.0%	100.0%
57	9920 Belward Campus Drive	May 8, 2007	Stabilized	1	51,181	0.4%	51,181	100.0%	100.0%
58	9704 Medical Center Drive	May 3, 2010	Stabilized	1	122,600	1.0%	122,600	100.0%	100.0%
59	9708-9714 Medical Center Drive	May 3, 2010	Redevelopment	3	92,574	0.8%	—	—	—
60	1701 / 1711 Research Blvd	May 9, 2011	Redevelopment	1	104,743	0.9%	104,743	100.0%	100.0%
61	Shady Grove Road	May 24, 2006	Stabilized	4	635,058	5.3%	635,058	100.0%	100.0%
62	Tributary Street	December 17, 2004	Stabilized	1	91,592	0.8%	91,592	100.0%	100.0%
63	50 West Watkins Mill Road	May 7, 2010	Stabilized	1	57,410	0.5%	57,410	100.0%	100.0%
64	55 / 65 West Watkins Mill Road	February 23, 2010	Stabilized	2	82,405	0.7%	82,405	100.0%	100.0%

	Total Maryland			16	1,604,700	13.4%	1,512,126	94.2%	94.2%

	New York / New Jersey
65	Ardsley Park	June 23, 2011	Redevelopment	5	160,500	1.3%	160,500	100.0%	100.0%
66	Graphics Drive	March 17, 2005	Lease Up	1	72,300	0.6%	46,386	64.2%	64.2%
67	Landmark at Eastview	August 12, 2004	Lease Up	5	763,218	6.4%	653,296	85.6%	85.4%
68	Landmark at Eastview II	August 12, 2004	Stabilized	3	360,520	3.0%	360,520	100.0%	100.0%
69	One Research Way	May 31, 2006	Lease Up	1	49,421	0.4%	—	—	—

	Total New York / New Jersey			15	1,405,959	11.7%	1,220,702	86.8%	86.7%

	Pennsylvania
70	Eisenhower Road	August 13, 2004	Stabilized	1	27,750	0.2%	27,750	100.0%	100.0%
71	George Patterson Boulevard	October 28, 2005	Stabilized	1	71,500	0.6%	71,500	100.0%	100.0%
72	King of Prussia	August 11, 2004	Stabilized	5	374,387	3.1%	374,387	100.0%	100.0%
73	Phoenixville Pike	May 5, 2005	Lease Up	1	104,400	0.9%	90,518	86.7%	86.7%
74	Spring Mill Drive	July 20, 2006	Lease Up	1	76,561	0.6%	66,932	87.4%	87.4%
75	900 Uniqema Boulevard	January 13, 2006	Stabilized	1	11,293	0.1%	11,293	100.0%	100.0%
76	1000 Uniqema Boulevard	September 30, 2005	Lease Up	1	59,821	0.5%	—	—	—

	Total Pennsylvania			11	725,712	6.0%	642,380	88.5%	88.5%

	Seattle
77	Elliott Avenue	August 24, 2004	Lease Up	1	154,341	1.3%	—	—	—
78	500 Fairview Avenue	January 28, 2008	Stabilized	1	22,213	0.2%	22,213	100.0%	100.0%
79	530 Fairview Avenue	January 12, 2006	Lease Up	1	96,188	0.8%	77,130	80.2%	80.2%
80	Monte Villa Parkway	August 17, 2004	Lease Up	1	51,000	0.4%	19,108	37.5%	37.5%
81	217th Place	November 21, 2006	Lease Up	1	67,799	0.6%	42,628	62.9%	62.9%

	Total Seattle			5	391,541	3.3%	161,079	41.1%	41.1%

	University Related - Other
82	Paramount Parkway	July 20, 2010	Stabilized	1	61,603	0.5%	61,603	100.0%	100.0%
83	Patriot Drive	December 17, 2010	Lease Up	1	48,394	0.4%	39,691	82.0%	82.0%
84	Trade Centre Avenue	August 9, 2006	Stabilized	2	78,023	0.6%	78,023	100.0%	100.0%
85	Walnut Street	July 7, 2006	Stabilized	4	149,984	1.2%	149,984	100.0%	100.0%
86	Weston Parkway	December 17, 2010	Stabilized	1	30,589	0.3%	30,589	100.0%	100.0%

	Total University Related - Other			9	368,593	3.0%	359,890	97.6%	97.6%

	Total / weighted average			150	12,008,690	100.0%	10,002,996	83.3%	82.6%

(1)	For a definition of Property Status, see page 33.
(2)	Previously held through the Company’s joint venture with PREI; the Company purchased PREI’s interest in these properties in December 2011.
(3)	The Company owns 87.5% of the limited liability company that owns the Ardenwood Venture property.

REDEVELOPMENT AND DEVELOPMENT

DECEMBER 31, 2011

(Dollars in thousands)

Property	Market	Rentable Square Feet	Percent Leased	Percent In Service	Investment to Date (1)	Estimated Total Investment (2)	Estimated In-Service Date (3)

REDEVELOPMENT:
9708-9714 Medical Center Drive	Maryland	92,574	—	—	$24,200	$29,100	Q1 2013
Ardsley Park	New York /New Jersey	160,500	100.0%	13.9%	20,800	36,000	Q2 2012
1701 / 1711 Research Blvd	Maryland	104,743	100.0%	—	13,200	28,200	Q2 2013

Total / weighted average		357,817	74.1%	6.2%	$58,200	$93,300

DEVELOPMENT POTENTIAL:

Market	Estimated Developable Square Feet
Boston	103,000
San Francisco	1,606,000
San Diego	103,000
Maryland	674,000
New York / New Jersey	964,000
Pennsylvania	103,000
Seattle	114,000

Total	3,667,000

(1)	Consists of amounts paid through period end and excludes any amounts accrued.
(2)	Excludes costs associated with speculative leasing.
(3)	Management’s estimate of the time in which construction is substantially completed. A project is considered substantially complete and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity.

PROPERTY LISTING—UNCONSOLIDATED PARTNERSHIPS

DECEMBER 31, 2011

(Dollars in thousands)

Property	Acquisition Date	Property Status (1)	Buildings	Rentable Square Feet	Leased Square Feet	Percent Leased		Market
						12/31/11	9/30/11
McKellar Court
McKellar Court	September 30, 2004	Stabilized	1	72,863	72,863	100.0%	100.0%	San Diego
PREI
650 E. Kendall Street (Kendall B)	April 4, 2007	Lease Up	1	280,000	—	—	—	Boston
350 E. Kendall Street Garage (Kendall F)	April 4, 2007	Stabilized	1	1,409 Stalls	n/a	100.0%	100.0%	Boston

	McKellar Court (2)	PREI	Total
Total assets	$14,371	$249,702	$264,073
Total debt (3)	10,280	138,975	149,255
Current annualized base rent	1,882	26,962	28,844
BioMed’s net investment in unconsolidated partnerships	$12,359	$21,030	$33,389
BioMed’s pro rata share of debt	—	27,795	27,795
BioMed ownership percentage	22%	20%	20%

(1)	For a definition of Property Status, see page 33.
(2)	The Company owns a general partnership interest in the limited partnership that owns this property, which entitles it to 75% of the gains upon a sale of the property and 22% of the operating cash flows.
(3)	McKellar Court’s debt is payable to BioMed Realty, L.P. and is included in investments in unconsolidated partnerships on the Company’s consolidated balance sheet.

LEASE EXPIRATIONS

DECEMBER 31, 2011

The weighted average remaining lease terms are 7.8 years.

			Current (1)			Expiration (2)
Expiration	Leased Square Feet	Percent of Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet
			(In thousands)			(In thousands)
Month-to-month	25,999	0.3%	$820	0.2%	$31.54	$853	0.2%	$32.81
First quarter 2012	88,447	0.9%	2,193	0.6%	24.79	2,298	0.5%	25.98
Second quarter 2012	52,887	0.5%	2,005	0.5%	37.91	2,005	0.4%	37.91
Third quarter 2012	149,883	1.5%	4,493	1.2%	29.98	4,613	1.0%	30.78
Fourth quarter 2012	236,217	2.3%	14,820	3.9%	62.74	14,820	3.3%	62.74

2012	527,434	5.2%	23,511	6.2%	44.58	23,736	5.2%	45.00
2013	572,267	5.7%	13,433	3.5%	23.47	14,615	3.3%	25.54
2014	786,974	7.8%	21,839	5.7%	27.75	22,897	5.1%	29.09
2015	469,196	4.7%	15,335	4.0%	32.68	16,525	3.7%	35.22
2016	1,408,277	14.0%	54,595	14.2%	38.77	59,073	13.2%	41.95
2017	206,491	2.0%	6,313	1.6%	30.57	7,751	1.7%	37.54
2018	1,189,141	11.8%	52,732	13.7%	44.34	58,854	13.1%	49.49
2019	290,589	2.9%	8,942	2.3%	30.77	10,882	2.4%	37.45
2020	400,771	4.0%	16,273	4.2%	40.60	14,522	3.2%	36.24
2021	583,390	5.8%	13,948	3.6%	23.91	17,847	4.0%	30.59
Thereafter	3,615,330	35.8%	156,122	40.8%	43.18	201,211	44.9%	55.65

Total / weighted average	10,075,859	100.0%	$383,863	100.0%	$38.10	$448,766	100.0%	$44.54

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of the date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.

EXPIRATIONS BY MARKET

DECEMBER 31, 2011

	Leased Square Feet
Expiration	Boston	San Francisco	San Diego	Maryland	NY/NJ	Pennsylvania	Seattle	University/Other	Total
Month-to-month	—	—	23,956	—	2,043	—	—	—	25,999
2012	3,094	138,963	275,966	—	87,198	—	22,213	—	527,434
2013	12,972	194,554	242,004	—	48,140	61,703	3,962	8,932	572,267
2014	28,019	59,447	78,015	100,310	63,525	407,961	19,108	30,589	786,974
2015	29,158	93,147	295,646	—	—	34,753	—	16,492	469,196
2016	683,587	307,069	19,890	—	40,687	31,166	36,268	289,610	1,408,277
2017	53,392	27,239	47,859	51,181	26,820	—	—	—	206,491
2018	807,347	121,590	178,365	—	24,944	—	42,628	14,267	1,189,141
2019	23,115	61,757	—	168,817	—	—	36,900	—	290,589
2020	111,144	49,915	72,863	122,600	44,249	—	—	—	400,771
2012	16,634	250,306	8,365	39,505	161,783	106,797	—	—	583,390
Thereafter	593,907	651,693	618,704	1,029,713	721,313	—	—	—	3,615,330

Total	2,362,369	1,955,680	1,861,633	1,512,126	1,220,702	642,380	161,079	359,890	10,075,859

10 LARGEST TENANTS

DECEMBER 31, 2011

BioMed’s properties were leased to 174 tenants.

	Tenant	Leased Square Feet	Percent of Leased Sq Ft	Annualized Base Rent Current (1)	Annualized Base Rent per Leased Sq Ft Current	Percent of Annualized Base Rent Current Total Portfolio	Lease Expiration
				(In thousands)
1	Human Genome Sciences, Inc.	924,970	9.2%	$43,611	$47.15	11.4%	June 2026
2	Vertex Pharmaceuticals Incorporated (2)	685,286	6.8%	33,704	49.18	8.8%	Multiple
3	Elan Pharmaceuticals, Inc. (3)	414,430	4.1%	26,915	64.94	7.0%	Multiple
4	Beth Israel Deaconess Medical Center, Inc.	362,364	3.6%	25,543	70.49	6.7%	July 2023
5	Regeneron Pharmaceuticals, Inc.	552,612	5.5%	23,236	42.05	6.1%	July 2024
6	Sanofi (4)	418,003	4.1%	19,469	46.58	5.1%	Multiple
7	Ironwood Pharmaceuticals, Inc.	210,259	2.1%	10,758	51.17	2.8%	February 2016
8	Merck & Co., Inc. (5)	214,946	2.1%	10,386	48.32	2.7%	Multiple
9	Children’s Hospital Corporation	150,215	1.5%	9,401	62.58	2.4%	May 2023
10	Janssen Biotech, Inc. (Johnson & Johnson)	374,387	3.7%	8,743	23.35	2.3%	April 2014

	Total / weighted average (6)	4,307,472	42.7%	$211,766	$49.16	55.3%

(1)	Based on current annualized base rent. Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	81,204 square feet expire October 2013, 292,758 square feet expire January 2016, 20,608 square feet expire May 2017, and 290,716 square feet expire May 2018.
(3)	138,963 square feet expire December 2012, 15,482 square feet expire January 2013, 55,098 square feet expire December 2014, 115,888 square feet expire April 2024, and 88,999 square feet expire February 2025.
(4)	343,000 square feet expire August 2018 and 75,003 square feet expire October 2018.
(5)	This tenant guarantees rent on 39,053 square feet leased at Landmark at Eastview and 30,589 square feet leased at Weston Parkway. 39,053 square feet expire July 2012, 30,589 square feet expire January 2014 and 145,304 square feet expire September 2016.
(6)	Without regard to any early lease terminations and/or renewal options.

SAME PROPERTY ANALYSIS

DECEMBER 31, 2011

(Dollars in thousands)

	Three Months Ended
	12/31/11	12/31/10	Percent Change
Total Same Property Portfolio (1)
Number of properties	77	77
Rentable square feet	10,909,799	10,901,474
Percent of total portfolio	88.3%	91.0%
Percent leased	80.0%	75.8%
Revenues:
Rental	$79,559	$79,457	0.1%
Tenant recoveries	27,714	26,802	3.4%

Total revenues	107,273	106,259	1.0%

Expenses:
Rental operations	33,908	34,660	(2.2%)

Same property net operating income (2)	$73,365	$71,599	2.5%

Less straight line rents, fair-value lease revenue, lease incentive revenue, and bad debt expense	(2,486)	(2,272)	9.4%

Same property net operating income - cash basis (2) (3)	$70,879	$69,327	2.2%

Rental revenue - cash basis (3)	$76,667	$75,371	1.7%

(1)	The same property portfolio includes properties in the total portfolio that were stabilized or in lease up throughout the full quarter in both the current year and the prior year.
(2)	For a definition and discussion of net operating income, see page 32. For a quantitative reconciliation of net operating income to net income in accordance with GAAP, see page 14.
(3)	Represents rents on a “cash-on-cash” basis.

ACQUISITIONS

DECEMBER 31, 2011

Acquisitions detail for 2011:

Property	Market	Closing Date	Rentable Square Feet (1)	Investment	Percent Leased at Acquisition

				(In thousands)
First Quarter 2011
None
Second Quarter 2011
1701 / 1711 Research Blvd (2)	Maryland	May 9, 2011	104,743	$17,500	100.0%
450 Kendall Street (Kendall G) (3)	Boston	May 31, 2011	—	8,229	n/a
Ardsley Park (4)	New York /New Jersey	June 23, 2011	160,500	18,000	100.0%

Second quarter total			265,243	$43,729	100.0%

Third Quarter 2011
None
Fourth Quarter 2011
Wateridge Circle	San Diego	November 1, 2011	106,490	$46,500	100.0%
Rogers Street Properties (5)	Boston	December 14, 2011	601,695	308,000	75.7%

Fourth quarter total			708,185	$354,500	79.4%

Total 2011 acquisitions			973,428	$398,229	85.0%

(1)	Rentable square feet at the time of acquisition.
(2)	1701 / 1711 Research Boulevard consists of a single building comprising 104,743 square feet of laboratory and office space and approximately 145,000 square feet of development potential.
(3)	Includes approximately 53,000 square feet of development potential.
(4)	The Ardsley Park acquisition is comprised of 160,500 square feet of laboratory and office space and approximately 500,000 square feet of future redevelopment and development potential. Concurrent with the acquisition, the company announced the signing of a new 15 year lease with Acorda Therapeutics, Inc. for approximately 138,200 square feet of laboratory and office space. Pursuant to the lease agreement, the company will proceed on an extensive renovation of the property over the next twelve months, bringing the estimated total investment in the property upon lease commencement to approximately $36.0 million.
(5)	The company acquired the remaining 80% interest in 320 Bent (comprising 184,405 square feet of laboratory and office space), 301 Binney Street (comprising 417,290 square feet of laboratory and office space), 301 Binney Street Garage (a 503 stall garage), and Kendall Crossing Apartments (a 37 unit apartment building) for $308.0 million from its PREI joint venture.

LEASING ACTIVITY (1)

DECEMBER 31, 2011

	Leased Square Feet	Current Annualized Base Rent per Leased Sq Ft
Leased Square Feet as of September 30, 2011	9,902,696
Acquisitions	106,490	$39.78
Expirations	(126,808)	26.62
Renewals, amendments, and extensions	112,795	26.77
New leases - 1st generation (2)	46,828	38.19
New leases - 2nd generation (2)	33,858	24.15

Leased Square Feet as of December 31, 2011	10,075,859

Pre-leased Square Feet as of September 30, 2011	83,246
Pre-leased new leases - 1st generation (2)	10,955	27.00
Pre-leased new leases - 2nd generation (2)	49,506	31.75

Pre-leased Square Feet as of December 31, 2011	143,707

Gross Leasing Activity - Fourth Quarter 2011	253,942	29.51

Net Absorption	66,673	$33.74

(1)	Leasing activity for leases signed during the periods presented, which may be different than the period of actual occupancy.
(2)	For definitions of first and second generation leases, see page 33.

TENANT IMPROVEMENTS AND LEASING COMMISSIONS

DECEMBER 31, 2011

	Three Months Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Renewals, Amendments, and Extensions (1)
Number of renewals	7	8	8	12	5
Square feet	112,795	94,506	102,413	230,780	167,310
Tenant improvement costs per square foot (2)	$—	$0.79	$2.42	$1.05	$3.07
Leasing commission costs per square foot (2)	1.96	6.85	5.52	1.73	5.06

Total tenant improvement and leasing commission costs psf	$1.96	$7.64	$7.94	$2.78	$8.13

New Leases - 1st Generation (3)
Number of leases	5	2	6	4	4
Square feet	57,783	107,504	476,335	81,919	123,478
Tenant improvement costs per square foot (2)	$42.91	$139.53	$70.24	$43.13	$105.48
Leasing commission costs per square foot (2)	8.26	0.52	13.68	13.46	14.21

Total tenant improvement and leasing commission costs psf	$51.17	$140.05	$83.92	$56.59	$119.69

New Leases - 2nd Generation (3)
Number of leases	9	9	6	11	4
Square feet	83,364	124,958	23,771	150,547	38,398
Tenant improvement costs per square foot (2)	$0.99	$33.92	$2.84	$13.00	$34.06
Leasing commission costs per square foot (2)	1.36	8.37	3.03	5.97	9.31

Total tenant improvement and leasing commission costs psf	$2.34	$42.29	$5.87	$18.97	$43.37

Total
Number of renewals/leases	21	19	20	27	13
Square feet	253,942	326,968	602,519	463,246	329,186
Tenant improvement costs per square foot (2)	$10.09	$59.07	$56.05	$12.37	$45.10
Leasing commission costs per square foot (2)	3.19	5.35	11.87	5.18	8.99

Total tenant improvement and leasing commission costs psf	$13.28	$64.42	$67.92	$17.55	$54.09

(1)	Does not include retained tenants that have relocated to new space or expanded into new space.
(2)	Assumes all tenant improvements and leasing commissions are paid in the calendar year in which the lease commences, which may be different than the year in which they are actually paid.
(3)	Includes pre-leasing activity and retained tenants that have relocated to new space or expanded into new space within the Company’s portfolio. For definitions of first and second generation leases, see page 33.

NON-GAAP FINANCIAL MEASURE DEFINITIONS

DECEMBER 31, 2011

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to cash flows from operating, investing or financing activities as a measure of liquidity, computed in accordance with GAAP.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

We present funds from operations, or FFO, and adjusted funds from operations, or AFFO, available to common shares and partnership and LTIP units because we consider them important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results.

FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment charges, real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures.

We calculate AFFO by adding to FFO: (a) amounts received pursuant to master lease agreements on certain properties, which are not included in rental income for GAAP purposes, (b) non-cash revenues and expenses, (c) recurring capital expenditures and tenant improvements, and (d) leasing commissions.

Our computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of our operations.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding to EBITDA: (a) noncontrolling interests in our operating partnership, (b) dividends payable on and cost of redemption of our series A preferred stock and (c) non-cash adjustments for marketable securities. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility is limited.

Coverage Ratios

We present interest and fixed charge ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from adjusted EBITDA, their utility is limited by the same factors that limit the usefulness of adjusted EBITDA as a liquidity measure.

Net Operating Income (NOI)

We use net operating income, or NOI, as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. We compute NOI by adding or subtracting certain items from net income, noncontrolling interest in the operating partnership, gains/losses from investment in unconsolidated partnerships, interest expense, interest income, depreciation and amortization, and general and administrative expenses. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

DEFINITIONS

DECEMBER 31, 2011

Property Status

Stabilized

Represents operating properties that are more than 90% leased.

Lease up

Represents operating properties that are less than 90% leased.

Redevelopment

Represents properties that we are currently preparing for their intended use, and accordingly are capitalizing interest and other costs as of the end of the quarter.

Development

Represents properties that we are currently developing through ground up construction.

Development Potential

Represents estimates of the additional rentable square footage that we could put into service if management made the strategic election to pursue additional development.

Lease Type

First Generation

Leases on space which, in management’s evaluation, require significant improvements to prepare or condition the premises for its intended purpose or enhance the value of the property. This generally includes capital expenditures for development, redevelopment or repositioning a property.

Second Generation

Leases which are not considered by management to be first generation leases.